Exhibit 99.1

Scio Diamond Names Steve Kelley as New CEO

Greenville, SC, Dec 7, 2012 — Scio Diamond Technology Corporation (OTCBB: SCIO.OB) (hereinafter “Scio” or the “company”) today announced that its Board of Directors has appointed Steve Kelley as Chief Executive Officer, effective December 5, 2012.

Mr. Kelley has nearly 20 years of leadership experience in technology businesses, most recently as Chief Operating Officer and Executive Vice President of Cree, Inc., a worldwide leader in LED, silicon carbide and gallium nitride material technologies. His responsibilities at Cree included worldwide production, licensing, technology development and the chips & materials business.  At Cree, Mr. Kelley directed a capacity expansion program that more than doubled unit output in 24 months while significantly lowering unit cost.

Prior to his employment at Cree, Mr. Kelley was a Vice President at Texas Instruments, Inc. (“TI”), where he led the turnaround of a large business unit. Prior to joining TI, Mr. Kelley was a Senior Vice President at Philips Semiconductors, where he successfully grew sales and profits at a variety of small and large businesses located in North America, Europe and Asia.

Mr. Kelley earned a SB ChE at the Massachusetts Institute of Technology, and a JD at Santa Clara University. He is also member of the board of Switch Lighting, a California-based LED lighting company.

Ed Adams, Chairman of Scio’s Board of Directors, said: “We are delighted that Steve has accepted our offer to lead Scio. His diverse skill set, international business experience and technical acumen are a great fit for the company.  In many ways, we see Cree, Steve’s former company, as an aspirational model for Scio and where it might go.  From that perspective, Steve’s experience leading high-growth technology businesses fits ideally with Scio’s continuing and rapid evolution toward large-scale production of diamond material.  I’d also like to thank Joseph Lancia for his service to the company. He helped make Scio a commercially viable enterprise with excellent growth prospects.”

Steve Kelley commented: “I am very impressed with Scio’s growth potential. The fundamentals are excellent - a well-established and patent-protected technology, strong customer demand, moderate capital intensity and good gross margins. Scio diamonds are an eco-friendly alternative to mined diamonds. Scio has the potential to be a phenomenal business.”

About Scio

Scio employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting, with such diamonds referred to as “lab-grown” or cultivated diamonds. These cultivated diamonds have chemical, physical and optical properties identical to mined diamonds. The company’s manufacturing process enables it to produce high-quality, high-purity, single-crystal colorless, near colorless and fancy colored diamonds.

Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are very rare in nature. Scio produces diamonds for industrial, gemstone, medical and semiconductor applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Contact:

Scio Diamond Technology Corporation

Steve Kelley

864-751-4880